Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Obalon Therapeutics, Inc.:
We consent to the use of our report with respect to the consolidated financial statements incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
San Diego, California
February 11, 2019